UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 3, 2017

Premier, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place
Charlotte, NC 28277
(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the expected growth and strategic direction of Premier, Inc.’s (the “Company”) Supply Chain Services Segment (“SCS”), the Company determined to realign the management responsibilities within SCS at the end of fiscal 2017. Prior to the realignment, Durral R. Gilbert, the Company's President of Supply Chain Services, oversaw all of the SCS operations. In connection with the realignment, Mr. Gilbert’s responsibilities became focused on the Company’s integrated pharmacy operations and the integration of Acro Pharmaceuticals into the Company’s operations, and David A. Hargraves became the Senior Vice President of SCS responsible for group purchasing operations. Messrs. Gilbert and Hargraves each reported directly to Michael J. Alkire, the Company’s Chief Operating Officer. The realignment enabled the Company to streamline management and reporting responsibilities in conjunction with the expected growth of the business.
The Company today announced the resignation of Mr. Gilbert, one of the Company’s named executive officers, from his position as President of Supply Chain Services. Mr. Gilbert provided notice of his intent to resign on October 3, 2017, effective October 31, 2017. However, at the Company’s request, Mr. Gilbert agreed to remain with the Company until December 31, 2017.
The Company and Mr. Gilbert entered into a Transition Agreement and Release, dated October 9, 2017 (the “Transition Agreement”). Under the Transition Agreement, Mr. Gilbert will continue in his current role overseeing the Company’s integrated pharmacy operations and will assist the Company in the transitioning of his responsibilities through his December 31, 2017 departure. Mr. Gilbert will step down from his position and officer status as President of Supply Chain Services on October 31, 2017, after which he will remain employed by the Company and serve in an executive consulting role through December 31, 2017.

The Transition Agreement, if not revoked by Mr. Gilbert prior to October 16, 2017 pursuant to his statutory right to do so unilaterally, will be effective on October 17, 2017. Under the terms of the Transition Agreement, above and beyond any final pay, benefits, deferred compensation, and equity owed to him upon departure, Mr. Gilbert will receive (i) regular base salary (in an aggregate amount of $114,931) and benefit continuation for a transition period from October 3, 2017 through December 31, 2017, subject to applicable withholdings and deductions; (ii) 10 months of severance pay in an aggregate amount of $389,583, subject to applicable withholdings and deductions, payable on a semi-monthly basis over a 10-month period following December 31, 2017; (iii) additional severance in an aggregate amount of $11,565 for use in paying COBRA insurance premiums or other expenses, subject to applicable withholdings and deductions, payable on a semi-monthly basis over a 10-month period following December 31, 2017; and (iv) treatment of the separation as that of a “good leaver” and/or “involuntary termination without cause - non-change in control event” for purposes of calculating applicable vesting, payment, option exercise and other equity terms (valued at approximately $865,345 based on the Company's closing stock price of $33.86 on October 9, 2017), subject to and conditioned on approval of the Compensation Committee of the Board of Directors of Premier.

In exchange for the consideration provided by the Transition Agreement, Mr. Gilbert has agreed to, among other things, (i) refrain from engaging in certain competitive activities as previously agreed to by him for 12 and in some cases 18 months following his final separation date, including non-compete and non-solicitation provisions; (ii) preserve and not disclose the Company’s confidential information as previously agreed to by him for five years following his final separation date; (iii) fully release the Company and its subsidiaries and affiliate companies from all claims arising from his employment with or separation from the Company; and (iv) cooperate and assist the Company (a) with regulatory compliance matters and (b) in transitioning his work assignments and responsibilities, including a working transition through October 31, 2017 and service in an executive consulting role from November 1, 2017 through December 31, 2017.

Pursuant to the terms of his equity award agreements, Mr. Gilbert will be entitled to the following with respect to outstanding and unvested equity awards:

•
Performance Shares and Performance-Based Restricted Stock - a pro rata portion of the performance shares or performance-based restricted stock (as applicable) will be paid out upon certification of the actual results under each respective grant, based on the following formula: total number of performance shares or performance-based restricted stock (based on actual performance results) multiplied by the number of days of active service following the beginning of the respective performance cycle, divided by 1,095 days.

•
Restricted Stock Units (RSUs) and Restricted Stock - vest in a pro rata portion of shares underlying RSUs or Restricted Stock (as applicable) equal to number of days of active service since the grant date divided by 1,095 days.

•
Stock Options - vest in the portion of the option that would have otherwise vested over the 12-month period following the date of termination. Any vested options will be exercisable for the time periods set forth in the respective award agreements, generally one year thereafter (but not beyond the original expiration date).

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01. Other Events.

In connection with the anticipated departure of Mr. Gilbert, the Company has promoted Mike Moloney to Group Vice President, Integrated Pharmacy, effective as of October 16, 2017. Mr. Moloney will be responsible for leading the Company’s specialty pharmacy business. Mr. Moloney joined the Company in 2009, most recently serving as Vice President of Emerging Services within SCS, and he has significant experience with the Company’s specialty pharmacy and pharmacy benefit management operations. Mr. Moloney will report directly to Mr. Alkire.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1    Transition Agreement and Release, dated October 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
		Name:	Susan D. DeVore
		Title:	Chief Executive Officer and President

Date: October 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement and Release, dated October 9, 2017